Exhibit 5.1

Board of Directors Wejo Group Limited c/o Wejo Limited ABC Building, 21-23 Quay St. Manchester, United Kingdom X0 M3 4AE	Email JWilson@applebyglobal.com Direct Dial +1 441 298 326 Direct Fax +1 441 298 338 Tel +1 441 295 224 Fax +1 441 298 338

Your Ref Appleby Ref 451480.0006/JW/CM/R 11 April, 2023
Ladies and Gentlemen
Wejo Group Limited (Company)
INTRODUCTION
This opinion as to Bermuda law is addressed to you in connection with:
(a)the filing by the Company with the U.S. Securities and Exchange Commission (Commission) under the Securities Act of 1933, as amended (Securities Act), of the Registration Statement (as defined in Schedule 1), with respect to:
(i)a base prospectus covering the offer and sale of securities of the Company in one or more offerings in an aggregate amount of gross proceeds of $200,000,000 in the form of common shares, preference shares, debt securities, share purchase contracts, warrants, rights and units (Securities);
(ii)the resale by certain selling shareholders of (i) up to 11,329,141 of the Company’s common shares, par value US$0.001 (Common Shares), issued by the Company pursuant to the Subscription Agreements (as defined in Schedule 1) (PIPE Shares); (ii) up to 3,776,378 Common Shares issuable pursuant to the exercise of certain warrants issued pursuant to the Warrant Agreement (as defined in Schedule 1 (PIPE Warrant Shares); (iii) up to 15,628,350 Common Shares issuable upon the exercise of certain warrants, and the conversion of certain convertible notes, pursuant to the GM Agreement (as defined in Schedule 1) (Underlying GM Shares); (iv) up to 21,954,191 Common Shares issuable pursuant to the exercise of a warrant which is issuable by the Company upon the happening of a certain event specified in the Esousa Agreement (as defined in Schedule 1) (Esousa Warrant Shares); and (v) up to 3,139,224 Common Shares issuable pursuant to the exercise of a warrant which is issuable by the Company upon the happening of a certain event specified in the Lee Note (as defined in Schedule 1) (Lee Warrant Shares).

(b)an “at the market” offering prospectus covering the offering, issuance and sale by the Company of up to a maximum aggregate offering price of $19,250,000 of Common Shares (ATM Shares) that may be offered, issued and sold from time to time under Sales Agreement (as defined in Schedule 1).

1
Bermuda ■ British Virgin Islands ■ Cayman Islands ■ Guernsey ■ Hong Kong ■ Isle of Man ■ Jersey ■ Mauritius ■ Seychelles ■ Shanghai

OUR REVIEW
For the purposes of giving this opinion we have examined and relied upon the documents listed in Part 1 of Schedule 1 (Documents) and the documents listed in Part 2 of Schedule 1. We have not examined any other documents, even if they are referred to in the Documents.
For the purposes of giving this opinion we have carried out the Company Search and the Litigation Search described in Part 3 of Schedule 1.
We have not made any other enquiries concerning the Company and in particular we have not investigated or verified any matter of fact or representation (whether set out in any of the Documents or elsewhere) other than as expressly stated in this opinion.
Unless otherwise defined herein, capitalised terms have the meanings assigned to them in Schedule 1.
LIMITATIONS
Our opinion is limited to, and should be construed in accordance with, the laws of Bermuda at the date of this opinion. We express no opinion on the laws of any other jurisdiction.
This opinion is strictly limited to the matters stated in it and does not extend to, and is not to be extended by implication, to any other matters. We express no opinion on the commercial implications of the Documents or whether they give effect to the commercial intentions of the parties.
This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, quoted or otherwise relied on for any other purpose.
We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to Appleby (Bermuda) Limited’s name under the caption “Legal Matters” in the proxy statement/prospectus forming part of the Registration Statement. As Bermuda attorneys we are not qualified to opine on matters of law in any jurisdiction other than Bermuda. As such, in giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act.
ASSUMPTIONS AND RESERVATIONS
We give the following opinions on the basis of the assumptions set out in Schedule 2 (Assumptions), which we have not verified, and subject to the reservations set out in Schedule 3 (Reservations).
OPINIONS
1.Incorporation and Status: The Company is incorporated as an exempted company limited by shares and existing under the laws of Bermuda and is a separate legal entity. The Company is in good standing with the Registrar of Companies of Bermuda.

2
Bermuda ■ British Virgin Islands ■ Cayman Islands ■ Guernsey ■ Hong Kong ■ Isle of Man ■ Jersey ■ Mauritius ■ Seychelles ■ Shanghai

2.PIPE Shares: As described in the Registration Statement and pursuant to and in accordance with the Resolutions and the terms and conditions of the Subscription Agreements, the PIPE Shares have been validly issued and are fully paid and non-assessable shares of the Company.
3.Underlying Shares: The PIPE Warrant Shares, the Underlying GM Shares, the Esousa Warrant Shares, the Lee Warrant Shares, and to the extent that any offer or sale of Securities constitutes an issuance of Common Shares (collectively the Underlying Shares and together with the PIPE Shares and the ATM Shares, the Shares), when duly issued and delivered (a) as described in the Registration Statement; (b) pursuant to and in accordance with the Resolutions, the Warrant Agreement, the GM Agreement, the Esousa Agreement, the Lee Note, or the applicable purchase agreement or instrument as the case may be; and (c) subject to completion of, and compliance with, any necessary Corporate Proceedings, the Underlying Shares will be validly issued, fully paid, and non-assessable shares of the Company.
4.ATM Shares: 100,000,000 Common Shares have been reserved for issuance in relation to the Sales Agreement. When duly issued and delivered (a) as described in the Registration Statement; and (b) pursuant to and in accordance with the Resolutions and the Sales Agreement, the ATM Shares will be validly issued, fully paid, and non-assessable shares of the Company.
Yours faithfully
/s/ Appleby Bermuda Limited

Appleby (Bermuda) Limited

3
Bermuda ■ British Virgin Islands ■ Cayman Islands ■ Guernsey ■ Hong Kong ■ Isle of Man ■ Jersey ■ Mauritius ■ Seychelles ■ Shanghai

SCHEDULE 1
Part 1
The Documents
1.An executed PDF copy of the open market sale agreement entered into by and between the Company and Jefferies LLC, dated as of 21 December 2022 (Sales Agreement).
2.Executed PDF copies of subscription agreements dated on or about 27 July 2022 entered into by and between the Company and the “Investors” referred to therein (Subscription Agreements).
3.An executed PDF copy of the warrant agreement dated 27 July 2022 entered into by and between the Company and Continental Stock Transfer & Trust Company, a New York corporation (Warrant Agreement).
4.An executed PDF copy of the securities purchase agreement dated 16 December 2022 entered into by and between the Company and General Motors Holdings LLC (GM Agreement).
5.An executed PDF copy of the securities purchase agreement dated 27 February 2023 entered into by and between the Company and Esousa Holdings, LLC (Esousa Agreement).

6.An executed PDF copy of the unsecured note issued by the Company to Timothy Lee on 21 March 2023 (Lee Note).

7.A PDF copy of the amendment no. 1 to the registration statement on Form S-3 filed with the Commission on the date of this opinion and to which this opinion is attached as an exhibit (including its exhibits, as finally amended including all necessary post-effective amendments, Registration Statement).
Part 2
Other Documents Examined
1.An executed PDF copy of a certificate of an officer of the Company dated 11 April 2023 (Certificate), making certain certifications and attaching certified true copies of the following in respect of the Company:
(a)the certificate of incorporation (Certificate of Incorporation);
(b)the memorandum of association, as amended, and the amended and restated bye-laws of the Company adopted by the shareholders on 17 November 2021 (collectively, the Constitutional Documents);
(c)the Register of Directors and Officers (Register of Directors and Officers)

4
Bermuda ■ British Virgin Islands ■ Cayman Islands ■ Guernsey ■ Hong Kong ■ Isle of Man ■ Jersey ■ Mauritius ■ Seychelles ■ Shanghai

(d)the Bermuda Monetary Authority’s “No Objection” to the incorporation of the Company issued by the Bermuda Monetary Authority, Hamilton Bermuda;
(e)the Tax Assurance Certificate, issued by the Registrar of Companies for the Minister of Finance; and
(f)excerpts of minutes of meetings of the Company’s board of directors held on 19 November 2021 (Share Capital Resolutions).
2.A PDF copy of the unanimous written resolutions of the Company’s board of directors dated 14 December 2022, the written consent of the board of directors and the audit committee of the Company dated 27 July 2022, the written consent of the board of directors and the audit committee of the Company dated 21 November 2022 and on February 24, 2023 and March 21, 2023 Resolution (together with the Share Capital Resolutions, the Resolutions).
3.A PDF copy of a Certificate of Compliance dated 11 April 2023 issued by the Registrar of Companies in respect of the Company
4.A copy of the results of the Litigation Search.
5.A copy of the results of the Company Search.

5
Bermuda ■ British Virgin Islands ■ Cayman Islands ■ Guernsey ■ Hong Kong ■ Isle of Man ■ Jersey ■ Mauritius ■ Seychelles ■ Shanghai

Part 3
Searches
1.A search of the entries, filings, and documents shown and available for inspection in respect of the Company in the register of charges and on the file of the Company found on the Online Registry (www.registrarofcompanies.gov.bm) maintained by the Registrar of Companies in Hamilton, Bermuda, as revealed by a search conducted on 11 April 2023 (Company Search).
2.A search of the entries and filings shown and available for inspection in respect of the Company in the Cause and Judgement Book of the Supreme Court maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a physical search conducted, and/or electronic record of the Cause and Judgment Book distributed by the Supreme Court, on 11 April 2023 (Litigation Search).

6
Bermuda ■ British Virgin Islands ■ Cayman Islands ■ Guernsey ■ Hong Kong ■ Isle of Man ■ Jersey ■ Mauritius ■ Seychelles ■ Shanghai

SCHEDULE 2
Assumptions
We have assumed:
1.(i) that the originals of all documents examined in connection with this opinion are authentic, accurate and complete; and (ii) the authenticity, accuracy completeness and conformity to original documents of all documents submitted to us as copies;
2.that each of the Documents and other documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;
3.that there has been no change to the information contained in the Certificate of Incorporation and that the Constitutional Documents are in full force and effect and are unamended at the time of the issuance of the Shares;
4.that the signatures, initials and seals on all documents and certificates submitted to us as originals or copies of executed originals are authentic, and the signatures and initials on any Document executed by the Company are the signatures and initials of the person or persons authorised to execute the documents by the Company, by resolution of its board of directors or any power of attorney granted by the Company, to execute such Document;
5.that where incomplete documents, drafts or signature pages only have been supplied to us for the purposes of issuing this opinion, the original documents have been duly completed and correspond in all material respects with the last version of the relevant documents examined by us prior to giving our opinion;
6.the truth, accuracy and completeness of all representations and warranties or statements of fact or law (other than as to the laws of Bermuda in respect of matters upon which we have expressly opined) made in the Documents and any correspondence submitted to us;
7.the due execution and delivery of the Documents by each of the parties thereto;
8.that the Register of Directors and Officers accurately reflects the names of all directors and officers of the Company as at the dates the Resolutions were passed or adopted, the date the Documents were executed, and as at the date of this opinion;
9.that the Documents constitute, or, when executed, will constitute legal, valid, binding and enforceable obligations of all parties thereto both (a) in accordance with their jurisdiction(s) of existence and (b) under the laws by which each Document is expressed to be governed;
10.the accuracy, completeness and currency of the records and filing systems maintained at the public offices where we have searched or enquired or have caused searches or enquiries to be conducted, that such search and enquiry did not fail to disclose any information which had been filed with or delivered to the relevant body but had not been processed at the time when the

7
Bermuda ■ British Virgin Islands ■ Cayman Islands ■ Guernsey ■ Hong Kong ■ Isle of Man ■ Jersey ■ Mauritius ■ Seychelles ■ Shanghai

search was conducted and the enquiries were made, and that the information disclosed by the Company Search and the Litigation Search is accurate and complete in all respects and such information has not been materially altered since the date of the Company Search and the Litigation Search;
11.that: (i) the Documents are in the form of the documents approved in the Resolutions; (ii) the Resolutions accurately reflect the resolutions passed by the board of directors of the Company in meetings which were duly convened and at which a duly constituted quorum was present, maintained and voting throughout/duly adopted by all the directors of the Company as unanimous written resolutions of the board of directors; (iii) all interests of the directors on the subject matter of the Resolutions, if any, were declared and disclosed in accordance with the law and the Constitutional Documents; and (iv) the Resolutions have not been revoked, amended or superseded, in whole or in part, and remain in full force and effect at the date of this opinion; and (v) the directors of the Company have concluded that the entry into or adoption by the Company of the Documents and such other documents approved by the Resolutions and the transactions contemplated thereby are bona fide in the best interests of the Company;
12.that there is no matter affecting the authority of the directors to issue the Registration Statement or enter into the Documents including breach of duty or lack of good faith which would have any adverse implications in relation to the opinions expressed in this opinion;
13.that the Company has entered into its obligations under the Documents in good faith for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing that the transactions contemplated by the Documents would benefit the Company;
14.that the entry into or adoption of the Documents and carrying out each of the transactions referred to therein will not conflict with or breach any applicable economic, anti-money laundering, anti-terrorist financing or other sanctions;
15.that, save for the documents provided to us, there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Documents;
16.that the Registration Statement has been, or will be, declared effective by the Commission prior to the issuance of the Shares;
17.that when the issue of the Shares was, or is, effected, the value received by the Company in connection with such issuance, as applicable, was not or will not be less than the aggregate par value of the Shares;
18.that all necessary corporate action will be taken to authorise and approve any offer or sale of Securities as described in the Registration Statement, pursuant to which Securities may be issued and sold and that the terms of such offer or sale and any applicable purchase agreement or instrument will, in each case as applicable, be duly approved, executed and delivered by or on

8
Bermuda ■ British Virgin Islands ■ Cayman Islands ■ Guernsey ■ Hong Kong ■ Isle of Man ■ Jersey ■ Mauritius ■ Seychelles ■ Shanghai

behalf of the Company and all other parties thereto (collectively, in respect of the Company, Corporate Proceedings); and
19.that, at the time of sale or offer of the Securities as described in the Registration Statement, relevant purchase agreements or instruments have been entered into, and when entered into, such agreements or instruments are duly completed and executed by the parties thereto in accordance with applicable law, and shall be valid and binding on the parties thereto.

9
Bermuda ■ British Virgin Islands ■ Cayman Islands ■ Guernsey ■ Hong Kong ■ Isle of Man ■ Jersey ■ Mauritius ■ Seychelles ■ Shanghai

SCHEDULE 3
Reservations
Our opinion is subject to the following:
1.Bermuda Law: We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.
2.Good Standing: The term “good standing” means that the Company has received a Certificate of Compliance from the Registrar of Companies.
3.Non-assessable: Any reference in this opinion to shares being “non-assessable” shall mean, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between such company and the holder of shares, that: no shareholder shall be obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise; and no shareholder shall be bound by an alteration of the Constitutional Documents after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.
4.Certificate: We have relied upon statements and representations made to us in the Certificate for the purposes of this opinion. We have made no independent verification of the matters referred to in the Certificate, and we qualify this opinion to the extent that the statements or representations made in the Certificate are not accurate in any respect.

10
Bermuda ■ British Virgin Islands ■ Cayman Islands ■ Guernsey ■ Hong Kong ■ Isle of Man ■ Jersey ■ Mauritius ■ Seychelles ■ Shanghai